UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2019
Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	KIRK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to a letter delivered by Greg Sandfort to Kirkland’s, Inc. (the “Company”) on August 29, 2019, Mr. Sandfort resigned from the Board of Directors of the Company, effective immediately. Mr. Sandfort is currently Chief Executive Officer of Tractor Supply Company, and according to his letter, his decision to resign is the result of policies recently adopted by certain large institutional shareholders of Tractor Supply Company, as well as some proxy advisory firms, that effectively limit public company chief executive officers to only one outside board membership. On August 22, 2019, Mr. Sandfort and Tractor Supply Company entered into an amended employment agreement, which extended the term of Mr. Sandfort's employment with Tractor Supply Company to December 31, 2020. Prior to his resignation, Mr. Sandfort served on three public company boards, including the board of Tractor Supply Company. Mr. Sandfort said his decision to resign was not the result of any disagreement with the Company’s operations, policies or procedures.
Mr. Sandfort served on the Company’s Audit Committee, and following his resignation, the Audit Committee will continue to have three independent members.

A copy of Mr. Sandfort’s letter is filed as Exhibit 17.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report:

Exhibit No.	Description
17.1	Resignation letter dated August 29, 2019 announcing the resignation of Gregory A. Sandfort from the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

August 30, 2019	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel